UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
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☒	Definitive Information Statement

HUMBL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HUMBL, INC.

101 W. Broadway

Suite 1450

San Diego, CA 92101

(786) 738-9012

Notice of Action by Written Consent of Stockholders to be Effective January 26, 2024

Dear Stockholder:

HUMBL, Inc., a Delaware corporation (the “Company”), hereby notifies our stockholders of record on December 5, 2023, that the majority of stockholders have approved, by written consent in lieu of a special meeting on December 5, 2023, the following proposal:

To amend our Certificate of Incorporation to increase our authorized shares of common stock, $.00001 par value, from 12,500,000,000 to 22,500,000,000.

This Information Statement is first being mailed to our stockholders of record as of the close of business on December 5, 2023. The action contemplated herein will not be effective until January 26, 2024, a date which is at least 20 days after the date on which this Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

The corporate action is taken by consent of the holder of a majority of the voting shares outstanding, and pursuant to Delaware law and the Company’s Bylaws that permit holders of a majority of the voting power to take a stockholder action by written consent. Proxies are not being solicited because the majority stockholders holding the majority of the voting power of the issued and outstanding voting capital stock of the Company have voted in favor of the proposals contained herein.

Exhibit A Amendment to the Company’s Certificate of Incorporation

/s/ Brian Foote
President and CEO
January 3, 2024

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HUMBL, INC.

101 W. Broadway

Suite 1450

San Diego, CA 92101

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being furnished to the stockholders of HUMBL, Inc., a Delaware corporation (the “Company”), in connection with the adoption of a Certificate of Amendment to our Certificate of Incorporation by written consent of our Board of Directors and the holders of a majority of our issued and outstanding voting securities in lieu of a special meeting. On December 5, 2023, our Board of Directors and the holders of a majority of our voting capital stock approved an amendment to our Certificate of Incorporation to increase our authorized shares of common stock, $.00001 par value per share (“Common Stock”), from 12,500,000,000 to 22,500,000,000 (the “Amendment”). The Amendment will become effective 20 calendar days after the definitive Schedule 14C is first mailed to our shareholders in accordance with SEC Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

Voting Securities

As of the date of this Information Statement, our voting securities consist of our Common Stock, of which 10,886,379,223 shares are outstanding, 7,000,0000 shares of Series A preferred stock, par value $0.0001 and 383,380 shares of Series B preferred stock, par value $0.00001 per share (the Series A preferred stock and the Series B preferred stock collectively the “Preferred Stock”, and collectively with the Common Stock, the “Voting Stock”) that vote on an as-converted basis. Approval of the Amendment requires the affirmative consent of a majority of the shares of our Voting Stock issued and outstanding at December 4, 2023 (the “Record Date”). The quorum necessary to conduct business of the stockholders consists of a majority of the Voting Stock issued and outstanding as of the Record Date.

Our shareholders representing 11,018,359,940 shares of Voting Stock voted in favor of the proposed action set forth herein, which number exceeds the majority of the issued and outstanding shares of our Voting Stock on the date of this Information Statement. The consenting stockholders consented to the proposed action set forth herein and had the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

The approval of this action by written consent is made possible by Section 228 of the Delaware General Corporation Law, which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the costs involved in holding a special meeting, our Board of Directors elected to utilize the written consent of the holders of more than a majority of our Voting Stock.

This Information Statement will be mailed on or about January 5, 2024 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

The Delaware General Corporation Law does not provide for dissenter’s rights of appraisal in connection with the proposed actions nor have we provided for appraisal rights in our Certificate of Incorporation or Bylaws.

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PROPOSAL 1 - AMENDMENT TO OUR CERTIFICATE OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors unanimously approved and adopted, subject to stockholder approval, an amendment to our Certificate of Incorporation to increase the authorized shares of Common Stock from 12,500,000,000 to 22,500,000,000. Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to our Certificate of Incorporation (the “Amended Certificate”) as approved by the Consenting Stockholder to effect this change.

Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our Certificate of Incorporation and our Bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Board of Directors Vacancies

Our Certificate of Incorporation and Bylaws authorize only our Board of Directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board of Directors will be permitted to be set only by a resolution adopted by a majority vote of our entire Board of Directors. These provisions would prevent a stockholder from increasing the size of our Board of Directors and then gaining control of our Board of Directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our Board of Directors and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation provides that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairperson of our Board of Directors, our Chief Executive Officer or our President, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Cumulative Voting

The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Amendment of Charter and Bylaws Provisions

Amendments to our Certificate of Incorporation will require the approval of the holders of at least a majority of the voting power of the outstanding shares of Common Stock and Preferred Stock. Our Bylaws provide that they can be amended or repealed by our Board of Directors or the approval of the holders of at least a majority of the voting power of the stockholders that includes our Series A and Series B preferred voting together with the holders of Common Stock as a single class.

Issuance of Undesignated Preferred Stock

Our Board of Directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our Board of Directors. The existence of authorized but unissued shares of preferred stock would enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

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Exclusive Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action to interpret, apply, enforce, or determine the validity of our amended and restated Certificate of Incorporation or amended and restated Bylaws, or (v) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Chancery Court of the State of Delaware, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. Our Bylaws also provide that the federal district court in the State of Delaware will be the exclusive forum for resolving any complaint asserting a cause of action under the Securities Act and the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to these provisions. We note that stockholders cannot waive compliance (or consent to non-compliance) with the federal securities laws and the rules and regulations thereunder.

We are not aware of any attempt to take control of the Company and are not presenting this proposal with the intent that it be utilized as a type of anti−takeover device.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The column entitled “Percentage of Class” is based on 10,886,379,223 shares of common stock outstanding as of December 4, 2023. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of December 4, 2023, are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, we believe the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.

Each share of Series A preferred stock and Series B preferred stock entitles the holder to vote on all matters submitted to a vote of our shareholders with each share of Series A preferred having 1,000 votes and each share of Series B preferred having 10,000 votes.

Name and Address of Beneficial Owner	Class of Securities	# of Shares	% of Class	% of Voting Stock(2)

Brian Foote(1)	Common	11,894,304	*	*
	Series A Preferred	7,000,000	100%	32.23%
	Series B Preferred	198,421	51.76%	9.14%

Jeffrey Hinshaw(1)	Common	100,060,000	*	*
	Series B Preferred	30,263	7.89%	1.39%

Peter Schulte	Common	287,422	*	*

All Officers and Directors as a Group (3 persons)
Common		112,441,726	* %	*
Series A Preferred		7,000,000	100%	32.23%
Series B Preferred		228,684	59.65%	10.54%

(1)	Officer and/or director of our Company.
(2)	Voting control is based on a total of 21,720,179,223 voting rights attributable to shares of our commons stock with one vote per share, shares of our Series A Preferred stock with 1,000 votes per share and shares of our Series B Preferred stock with 10,000 votes per share.

*Less than 1%

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at HUMBL, Inc., 101 W. Broadway, Suite 1450, San Diego, CA 92101. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at HUMBL, Inc, 101 W. Broadway, Suite 1450, San Diego, CA 92101, telephone: (786) 738-9012.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

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We will provide, upon request and without charge, to each shareholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting HUMBL, Inc., 101 W. Broadway, Suite 1450, San Diego, CA 92101, telephone: (786) 738-9012.

Date: January 3, 2024	HUMBL, Inc.

By Order of the Board of Directors

	By:	/s/ Brian Foote
Brian Foote
President and CEO

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Exhibit A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

HUMBL, INC.

HUMBL, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the corporation is HUMBL, Inc. The date of the filing of its original Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware was November 23, 2020.

2. This Certificate of Amendment to Certificate of Incorporation (this “Certificate of Amendment”) amends of the Certificate of Incorporation of the Corporation (the “Certificate”) to increase the number of authorized shares of Common Stock from 12,500,000,000 to 22,500,000,000.

3. The number “12,500,000,000” in the first sentence of Paragraph FOURTH of the Certificate is hereby amended to read “22,500,000,000”.

4. The remaining provisions of the Certificate not affected by the aforementioned amendment shall remain in full force and shall not be affected by this Certificate of Amendment.

5. This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation on December 5, 2023 and by the stockholders of the corporation on December 5, 2023 in accordance with the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this 26th day of January, 2024.

HUMBL, Inc.

By:	/s/ Brian Foote
Brian Foote, CEO

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